Exhibit 8(b)

                      STATE STREET BANK AND TRUST COMPANY
                             Custodian Fee Schedule
                         SCUDDER, STEVENS & CLARK FUNDS
                              (See Attachment "A")
                            Effective October 1, 1986

--------------------------------------------------------------------------------

I.   Administration

     Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio include. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

     The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                           ANNUAL FEES PER PORTFOLIO

                                                 Custody, Portfolio
           Fund Net Assets                      and Fund Accounting
           ---------------                      -------------------
          First $20 Million                        1/ 10 of 1%
          Next $80 Million                         1/ 25 of 1%
          Excess                                   1/100 of 1%

          Minimum Monthly Charges             As stated in attachment "A"
                                              and $2,000 for all new funds

II.  Portfolio Trades - For each line item processed

     State Street Bank Repos                                         $ 7.00

     DTC or Fed Book Entry                                           $12.00

     New York Physical Settlements                                   $25.00

     All other trades                                                $16.00

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                                                             [LOGO] State Street

III. Options

     Option charge for each option written or
     closing contract, per issue, per
     broker                                                           $25.00

     Option expiration charge, per issue, per broker                  $15.00

     Option exercised charge, per issue, per broker                   $15.00

IV.  Interest Rate Futures

     Transactions -- no security movement                             $ 8.00

V.   Coupon Bonds

     Monitoring for calls and processing coupons --
     for each coupon issue held -- monthly charge                     $ 5.00

VI.  Holdings Charge

     For each issue maintained -- monthly charge                      $ 5.00

VII. Principal Reduction Payments

     Per paydown                                                      $ 3.00

VIII. Dividend Charges (For items held at the Request
      of Traders over record date in street form)                     $50.00

IX. Earnings Credit

     A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

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                                                             [LOGO] State Street

X.   Automated Pricing

     Monthly Base Fee                                                $175.00*

     Monthly Quote Charge -

     -    Municipal Bonds via Muller Data                            $ 21.00

     -    Municipal Bonds via Kenny Information
          Systems                                                    $ 16.00

     -    Government, Corporate and Convertible
          Bonds via Merrill Lynch                                    $ 11.00

     -    Corporate and Government Bonds via
          Muller Data                                                $ 11.00

     -    Options, Futures and Private Placements                    $  6.00

     -    Foreign Equities and Bonds via Extel Ltd.                  $  6.00

     -    Listed Equities, OTC Equities, and Bonds                   $  6.00

     -    Corporate, Municipal, Convertible and
          Government Bonds, Adjustable Rate Preferred
          Stocks via IDSI                                            $  6.00

     For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

XI.  Special Services

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

     * Does not apply to Variable Life Series

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                                                             [LOGO] State Street

XII. Out-of-Pocket Expenses

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

          Telephone
          Wire Charges ($4.70 per wire in and $4.55 out)
          Postage and Insurance
          Courier Service
          Duplicating
          Legal Fees
          Supplies Related to Fund Records
          Rush Transfer -- $8.00 Each
          Transfer Fees
          Sub-custodian Charges
          Price Waterhouse Audit Letter
          Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15 each

XIII. Payment

      The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

SCUDDER, STEVENS & CLARK FUNDS              STATE STREET BANK & TRUST CO.

By /s/ David S. Lee                         By /s/ [Illegible]
   -----------------------------              ------------------------------

Title President                             Title Vice President

Date October 7, 1986                        Date October 7, 1986

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                                 ATTACHMENT "A"

                                                             [LOGO] State Street

Fund No.                       Fund Name                         Monthly Minimum
--------                       ---------                         ---------------

7201              Scudder Income                                      $1,000
7202              Scudder Growth & Income                              1,000
7203              Scudder Capital Growth                               1,000
7217              Scudder Government Mortgage Securities               2,000
7208              Scudder Cash Investment Trust                        1,500
7209              Scudder Managed Muni Bond                            1,500
7211              Scudder Government Money                             1,500
7290              Scudder California Tax Free                          1,500
7291              Scudder New York Tax Free                            1,500
7241              Scudder Global                                       2,500
7232              Scudder Target General 1986                          1,000
7233              Scudder Target General 1987                          1,000
7234              Scudder Target General 1990                          1,000
7240              Scudder Target General 1994                          1,000
7237              Scudder Target Government 1986                       1,000
7238              Scudder Target Government 1987                       1,000
7239              Scudder Target Government 1990                       1,000
7260              Scudder Tax Free Target 1987                         1,000
7261              Scudder Tax Free Target 1990                         1,000
7262              Scudder Tax Free Target 1993                         1,000
7251              Scudder Tax Free Target 1996                         1,000
7264              Scudder U.S. Government Zero Coupon 1990             1,000
7265              Scudder U.S. Government Zero Coupon 1995             1,000
7266              Scudder U.S. Government Zero Coupon 2000             1,000
7267              Scudder U.S. Government Zero Coupon 2005             1,000
7268              Scudder U.S. Government Zero Coupon 2010             1,000
7213              Scudder Variable Life Money Market                   1,000
7214              Scudder Variable Life Equity                         1,000
7215              Scudder Variable Life Diversified                    1,000
7216              Scudder Variable Life Bond                           1,000
7210              Scudder Tax Free Money Fund                          1,500
7253              Scudder Variable Life Zero Coupon 1990               1,000
7254              Scudder Variable Life Zero Coupon 1995               1,000
7255              Scudder Variable Life Zero Coupon 2000               1,000
7256              Scudder Variable Life Zero Coupon 2005               1,000
7257              Scudder Variable Life Zero Coupon 2010               1,000

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                                 ATTACHMENT "B"

                           to Custodian Fee Schedule
                             Dated October 1, 1986

Fund No.                       Fund Name                         Monthly Minimum
--------                       ---------                         ---------------
7295              Scudder Equity Income                               $1,000
7292              Scudder High Yield Tax Free                          1,500
7225              Scudder California Tax Free Money                    1,500
7224              Scudder New York Tax Free Money                      1,500
7206              Scudder Variable Life International                  1,500
7223              Scudder Mass Tax Free                                1,500
7226              Scudder Ohio Tax Free                                1,500
7227              Scudder Penn Tax Free                                1,500

SCUDDER, STEVENS & CLARK FUNDS                    STATE STREET BANK & TRUST CO.

By /s/ David S. Lee                               By /s/ [Illegible]
  -------------------------                         ---------------------------
Title President                                   Title Vice President

Date June 26, 1987                                Date 4/8/88